SHARE EXCHANGE AGREEMENT

                    This SHARE EXCHANGE AGREEMENT (this “Agreement”), dated as of March 21, 2014, is by and among Ironwood Gold Corp., a Nevada corporation (the “Parent”), The Wilderness Way Adventure Resort, Inc., a British Columbia corporation (the “Company”), and the shareholders of the Company (each a “Shareholder” and collectively the “Shareholders”). Each of the parties to this Agreement is individually referred to herein as a “Party” and collectively as the “Parties.”

BACKGROUND

                    The Company has one share of common stock (the “Company Shares”) outstanding, all of which are held by the Shareholders. The Shareholders have agreed to transfer the Company Shares in exchange for an aggregate of 3,600,000,000 newly issued shares of common stock, par value $0.001 per share, of the Parent (the “Parent Stock”), of which 150,000,000 shares shall be issued at Closing and for which the delivery of the balance shall be delayed until the Parent is able to effect a reverse stock split of its issued and outstanding shares by a 1:400 ratio which shall be effected as promptly as possible upon closing of the Merger (as defined below). Following the completion of exchange of Company Shares for Parent Stock, the Company will be a wholly owned subsidiary of the Parent.

                    The Parent has 78,947,593 shares of its Parent Stock issued and outstanding..

                    The exchange of Company Shares for Parent Stock (“Merger”) is intended to constitute a reorganization within the meaning of Section 351 of the Internal Revenue Code of 1986, as amended (the “Code”), or such other tax free reorganization or restructuring provisions as may be available under the Code.

                    The Board of Directors of each of the Parent and the Company has determined that it is desirable to effect this plan of reorganization and share exchange.

AGREEMENT

                    NOW THEREFORE, for good and valuable consideration the receipt and sufficiency is hereby acknowledged, the Parties hereto intending to be legally bound hereby agree as follows:

ARTICLE I
Exchange of Shares

          SECTION 1.01.      Exchange by the Shareholders. At the Closing (as defined in Section 1.02), the Shareholders shall sell, transfer, convey, assign and deliver to the Parent all of the Company Shares free and clear of all liens, security interests, pledges, equities and claims of any kind, voting trusts, shareholder agreements and other encumbrances (collectively, “liens”) in exchange for an aggregate of 3,600,000,000 shares of Parent Stock, in the amounts for each Shareholder set forth on Schedule 1.01, which shall detail for each Shareholder the number of shares of Company stock owned by it . Of the 3,600,000,000 shares of Parent Stock, 150,000,000 shares shall be issued at Closing, and the balance shall be delivered at the time of the effectiveness of the 1:400 reverse split of its issued shares. All share numbers herein are pre – 1:400 reverse split.

          SECTION 1.02.      Closing. The closing (the “Closing”) of the transactions contemplated by this Agreement (the “Transactions”) shall take place via telefax and/or electronic communication, commencing upon the satisfaction or waiver of all conditions and obligations of the Parties to consummate the Transactions contemplated hereby (other than conditions and obligations with respect to the actions that the respective Parties will take at Closing) or such other date and time as the Parties may mutually determine (the “Closing Date”).

          SECTION 1.03.      Background. All matters set forth above in the Background are incorporated herein as binding terms of this Agreement.

ARTICLE II
Representations and Warranties of the Shareholders

          Each Shareholder hereby represents and warrants to the Parent, as follows:

          SECTION 2.01.      Title. The Shareholder is the record and beneficial owner, and has good and marketable title to its Company Shares (as set forth on Exhibit 1.01), with full right and authority to sell and deliver such Company Shares to Parent as provided herein. Shareholder is delivering all of the Company Shares owned by it pursuant to the exchange set forth in Article I above. Upon registering of the Parent as the new owner of such Company Shares in the share register of the Company, the Parent will receive good title to such Company Shares, free and clear of all liens and encumbrances. The Shareholders own 100% of the issued and outstanding stock of the Company, and all stock, options and warrants of the Company shall be transferred to the Parent at Closing such that the Company shall become a wholly owned subsidiary of Parent.

          SECTION 2.02.      Actions and Obligations. All actions required to be taken by the Shareholder to enter into this Agreement and to carry out the Transactions have been properly taken. This Agreement constitutes a legal, valid and binding obligation of the Shareholder, enforceable against such Shareholder in accordance with the terms hereof.

          SECTION 2.03.      No Consent or Conflicts. The execution and delivery of this Agreement by the Shareholder and, subject to compliance by the Company of all of its obligations hereunder, the performance by the Shareholder of his obligations hereunder in accordance with the terms hereof: (i) will not require the consent of any third party or any federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (“Governmental Entity”) under any statutes, laws, ordinances, rules, regulations, orders, writs, injunctions, judgments, or decrees (collectively, “Laws”); (ii) will not violate any Laws applicable to such Shareholder; and (iii) will not violate or breach any agreement or contractual obligation to which such Shareholder is a party.

          SECTION 2.04.      No Finder’s Fee. The Shareholder has not created any obligation for any finder’s, investment banker’s or broker’s or similar fee in connection with the Transactions for which the Company or the Parent will be responsible.

          SECTION 2.05. Purchase Entirely for Own Account; Accredited Investor. The Parent Stock to be acquired by the Shareholder hereunder will be acquired for investment for his own account, and not with a view to the resale or distribution of any part thereof, and the Shareholder has no present intention of selling or otherwise distributing the Parent Stock, except in compliance with applicable securities laws. Each Shareholder represents and warrants that he is an accredited investor as such terms is defined in Rule 501 of Regulation D promulgated under the Parent Shares Exchange Act of 1934, as amended.

          SECTION 2.06.      Available Information. The Shareholder, and if an entity, together with its subsidiaries, if any, has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Parent.

          SECTION 2.07.      No Registration Rights. The Shareholder understands that the Parent Stock has not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and, if issued in accordance with the provisions of this Agreement, will be issued by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Shareholder’s representations as expressed herein. The lack of registration of the Parent Stock to be issued in connection herewith shall have no prejudice with respect to any rights, interests, benefits and entitlements attached to the Parent Stock in accordance with the Parent charter documents or the laws of its jurisdiction of incorporation.

          SECTION 2.08.      Restricted Parent Shares. The Shareholder understands that the Parent Stock is characterized as “restricted securities” under the Securities Act inasmuch as this Agreement contemplates that, if acquired by the Shareholder pursuant hereto, the Parent Stock would be acquired in a transaction not involving a public offering. The Shareholder further acknowledges that if the Parent Stock is issued to the Shareholder in accordance with the provisions of this Agreement, such Parent Stock may not be resold without registration under the Securities Act or the existence of an exemption therefrom. The Shareholder represents that it is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act, in general.

          SECTION 2.09.      Legends. It is understood that the Parent Stock will bear the following legend or another legend that is similar to the following:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

The certificates shall also contain any legend required by the “blue sky” laws of any state to the extent such laws are applicable to the securities represented by the certificate so legended.

ARTICLE III
Representations and Warranties of the Company

               The Company represents and warrants to the Parent that, except as set forth in the Company Disclosure Schedule attached hereto (the “Company Disclosure Schedule”), regardless of whether or not the Company Disclosure Schedule is referenced below with respect to any particular representation or warranty:

          (a)      Subsidiaries. All of the direct and indirect subsidiaries of the Company and the Company’s ownership interests therein are set forth on Schedule 3(a). The Company has no subsidiaries.

          (b)      Organization and Qualification. The Company is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of British Columbia, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. The Company is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of the Agreement, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under the Agreement (any of (i), (ii) or (iii), a “Material Adverse Effect”) and, no legal or administrative proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

          (c)      Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith. This Agreement has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

          (d)      No Conflicts. The execution, delivery and performance by the Company of this Agreement and the consummation by it of the transactions contemplated hereby and thereby to which it is a party do not and will not: (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

          (e)      Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by the Company of the Agreement.

          (f)      Capitalization. The capitalization of the Company is as set forth in Schedule 3(f). Schedule 3(f) also sets forth all liabilities and liens of the Company and any transactions with any Company insiders and affiliates. All liabilities and liens due and owing to Andrew McKinnon as set forth on Schedule 3(f) and in the amounts set forth, which are true, accurate and complete as of March 19, 2014, have been satisfied as a result of the consummation of the Merger and at the time of Closing are deemed to have been satisfied and to have been converted as part of the equity issued to Andrew McKinnon as the sole shareholder of the Company at the time of consummation of the Merger. No person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Agreement. Except as disclosed on Schedule 3(f), there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of Common Stock or common stock equivalents. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in material compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the consummation of the transactions set forth herein. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

          (g)      Financial Statements. The audited financial statements of the Company for the year ended August 31, 2013 and the unaudited financial statements of the Company for the interim period ended November 30, 2013, which are attached hereto as Exhibit 3(g) comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing and are complete and accurate in all respect. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

          (h)      Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements, except as specifically disclosed in the Form 8-K to be filed no later than one business day after the consummation of the transactions contemplated hereby, a copy of which is attached hereto as Schedule 3(h) (“Closing Form 8-K”): (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or affiliate. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Parent Shares contemplated by this Agreement or as set forth on Schedule 3(h), no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its respective businesses, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least two trading days prior to the date that this representation is made.

          (i)      Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Agreement or the Parent Shares or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Since August 31, 2013, neither the nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.

          (j)      Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s employees is a member of a union that relates to such employee’s relationship with the Company, and the Company is not a party to a collective bargaining agreement, and the Company believes that its relationships with its employees are good. To the knowledge of the Company, no executive officer of the Company is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or to any liability with respect to any of the foregoing matters. The Company is in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (k)      Compliance. The Company: (i) is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company under), nor has the Company received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

          (l)      Regulatory Permits. The Company possesses all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in Closing Form 8-K, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any material permit.

          (m)      Title to Assets. Except as set forth on Schedule 3(m), the Company has good and marketable title in fee simple to all real property owned by it and good and marketable title in all personal property owned by it that is material to the business of the Company and the Subsidiaries, in each case free and clear of all liens. Any real property and facilities held under lease by the Company is held by it under valid, subsisting and enforceable leases with which the Company is in compliance.

(n)      Intellectual Property.

(i)      The term “Intellectual Property Rights” includes:

1.	the name of the Company, all fictional business names, trading names, registered and unregistered trademarks, service marks, and applications of the Company (collectively, “Marks'');

2.	all patents, patent applications, and inventions and discoveries that may be patentable of the Company (collectively, “Patents'');

3.	all copyrights in both published works and published works of the Company (collectively, “Copyrights”);

4.	all rights in mask works of the Company (collectively, “Rights in Mask Works''); and

5.

all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints (collectively, “Trade Secrets''); owned, used, or licensed by the Company as licensee or licensor.

(ii)      Agreements. There are no outstanding and, to Company’s knowledge, no threatened disputes or disagreements with respect to any agreements relating to any Intellectual Property Rights to which the Company is a party or by which the Company is bound.

(iii)      Know-How Necessary for the Business. The Intellectual Property Rights are all those necessary for the operation of the Company’s businesses as it is currently conducted. The Company is the owner of all right, title, and interest in and to each of the Intellectual Property Rights, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims, and has the right to use all of the Intellectual Property Rights. To the Company’s knowledge, no employee of the Company has entered into any contract that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than of the Company.

(iv)      Patents. The Company is the owner of all right, title and interest in and to each of the Patents, free and clear of all liens and other adverse claims. All of the issued Patents are currently in compliance with formal legal requirements (including payment of filing, examination, and maintenance fees and proofs of working or use), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Initial Closing Date. No Patent has been or is now involved in any interference, reissue, reexamination, or opposition proceeding. To the Company’s knowledge: (1) there is no potentially interfering patent or patent application of any third party, and (2) no Patent is infringed or has been challenged or threatened in any way. To the Company’s knowledge, none of the products manufactured and sold, nor any process or know-how used, by the Company infringes or is alleged to infringe any patent or other proprietary right of any other person.

(v)      Trademarks. The Company is the owner of all right, title, and interest in and to each of the Marks, free and clear of all liens and other adverse claims. All Marks that have been registered with the United States Patent and Trademark Office are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Initial Closing Date. Except as set forth in Schedule 3.1(o), no Mark has been or is now involved in any opposition, invalidation, or cancellation and, to the Company’s knowledge, no such action is threatened with respect to any of the Marks. To the Company’s knowledge: (1) there is no potentially interfering trademark or trademark application of any third party, and (2) no Mark is infringed or has been challenged or threatened in any way. To the Company’s knowledge, none of the Marks used by the Company infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

(vi)      Copyrights. The Company is the owner of all right, title, and interest in and to each of the Copyrights, free and clear of all liens and other adverse claims. All the Copyrights have been registered and are currently in compliance with formal requirements, are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the date of the Closing. No Copyright is infringed or, to the Company’s knowledge, has been challenged or threatened in any way. To the Company’s knowledge, none of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party. All works encompassed by the Copyrights have been marked with the proper copyright notice.

(vii)      Trade Secrets. With respect to each Trade Secret, the documentation relating to such Trade Secret is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual. The Company has taken all reasonable precautions to protect the secrecy, confidentiality, and value of its Trade Secrets. The Company has good title and an absolute (but not necessarily exclusive) right to use the Trade Secrets. The Trade Secrets are not part of the public knowledge or literature, and, to the Company’s knowledge, have not been used, divulged, or appropriated either for the benefit of any person (other the Company) or to the detriment of the Company. No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

          (o)      Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company is engaged.

          (p)      Transactions With affiliates and Employees. None of the officers or directors of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $100,000 other than for: (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company, in each case except as disclosed on Schedule 3(g).

          (q)      Intentionally left blank.

          (r)     Intentionally left blank.

          (s)      Investment Company. The Company is not, and is not an affiliate of, and immediately after receipt of payment for the Parent Shares, will not be or be an affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

          (t)      Registration Rights. No person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company or any Subsidiary.

          (u)      Intentionally left blank.

          (v)      Intentionally left blank.

          (w)      Intentionally left blank.

          (x)      Intentionally left blank.

          (y)      Solvency. Based on the consolidated financial condition of the Company as of the Closing Date, and the Company’s good faith estimate of the fair market value of its assets, after giving effect to the receipt by the Company of the proceeds from the sale of the Parent Shares hereunder: (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. Schedule 3.1(z) sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $100,000 in the aggregate (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $100,000 due under leases required to be capitalized in accordance with GAAP. The Company is not in default with respect to any Indebtedness.

          (z)      Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company (i) has made or filed all Canadian federal, province and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

          (aa)      Intentionally left blank.

          (bb)      Accountants. The Company’s accounting firm is set forth on Schedule 3(bb) of the Disclosure Schedules. To the knowledge and belief of the Company, such accounting firm: (i) is a registered public accounting firm as required by the Exchange Act and (ii) has expressed its opinion with respect to the financial statements for the fiscal year ending August 31, 2013.

          (cc)      Stock Option Plans. Each stock option granted by the Company under the stock option plan was granted (i) in accordance with the terms of such stock option plan and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under any stock option plan has been backdated. The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its financial results or prospects.

          (dd)      Private Placement. Assuming the accuracy of the Parent representations and warranties set forth in Article 4, no registration under the Securities Act is required for the offer and sale of the Parent Shares by the Company to the Shareholders as contemplated hereby.

          (ee)      No General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Parent Shares by any form of general solicitation or general advertising. The Company has offered the Parent Shares for sale only to the Shareholders and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

          (ff)      Indebtedness and Seniority. As of the date hereof, all Indebtedness and liens are as set forth on Schedule 3(f).

          (gg)      Survival. The foregoing representations and warranties shall survive the Closing Date.

ARTICLE IV
Representations and Warranties of the Parent

               The Parent represents and warrants as follows to the Shareholders and the Company, that, except as set forth in the reports, schedules, forms, statements and other documents filed by the Parent with the SEC and publicly available prior to the date of the Agreement (the “Parent SEC Documents”), or in the Disclosure Schedule attached hereto delivered by the Parent to the Company and the Shareholders (the “Parent Disclosure Schedule”):

          (a)      Intentionally omitted.

          (b)      Organization and Qualification. The Parent is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Parent is not in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. The Parent is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any the Agreement, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Parent, or (iii) a material adverse effect on the Parent’s ability to perform in any material respect on a timely basis its obligations under the Agreement (any of (i), (ii) or (iii), a “Material Adverse Effect”) and, no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

         (c)      Authorization; Enforcement. The Parent has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Agreement by the Parent and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Parent and no further action is required by the Parent, the Board of Directors or the Parent’s stockholders in connection herewith. This Agreement has been (or upon delivery will have been) duly executed by the Parent and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Parent enforceable against the Parent in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

          (d)      No Conflicts. The execution, delivery and performance by the Parent of this Agreement and the other Agreement, the issuance and sale of the Parent Shares and the consummation by it of the transactions contemplated hereby and thereby to which it is a party do not and will not: (i) conflict with or violate any provision of the Parent’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien upon any of the properties or assets of the Parent, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Parent or Subsidiary debt or otherwise) or other understanding to which the Parent is a party or by which any property or asset of the Parent is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Parent is subject (including federal and state securities laws and regulations), or by which any property or asset of the Parent is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

          (e)      Filings, Consents and Approvals. The Parent is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by the Parent of the Agreement.

          (f)      Issuance of the Parent Shares. The Parent Shares are duly authorized and, when issued and paid for in accordance with the Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens imposed by the Parent.

          (g)      Capitalization. The capitalization of the Parent is as set forth in Schedule 4(g). The Parent has not issued any capital stock since its most recently filed periodic report under the Exchange Act except as described in the Closing Form 8-K. No person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Agreement. Except as disclosed on Schedule 4(g), there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Parent is or may become bound to issue additional shares of common stock or common stock equivalents. Except as set forth on Schedule 4(g), the issuance and sale of the Parent Shares will not obligate the Parent to issue shares of common stock or other securities to any person (other than the Shareholders) and will not result in a right of any holder of Parent securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Parent are duly authorized, validly issued, fully paid and nonassessable, have been issued in material compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Parent Shares. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Parent’s capital stock to which the Parent is a party or, to the knowledge of the Parent, between or among any of the Parent’s stockholders.

          (h)      SEC Reports; Financial Statements. The Parent has filed all reports, schedules, forms, statements and other documents required to be filed by the Parent under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Parent was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Parent included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Parent and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

          (i)      Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof or in the Closing Form 8-K: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Parent has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Parent’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Parent has not altered its method of accounting, (iv) the Parent has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Parent has not issued any equity securities to any officer, director or affiliate. The Parent does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Parent Shares contemplated by this Agreement or as set forth on Schedule 4(i), which shall include disclosure of all trade payables of the Parent prior to the date hereof as not resolved and as confirmed by the Parent’s auditor, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Parent or its Subsidiaries or their respective businesses, properties, operations, assets or financial condition, that would be required to be disclosed by the Parent under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least two trading days prior to the date that this representation is made.

          (j)      Litigation. Except as described in the SEC Reports, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Parent, threatened against or affecting the Parent, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Agreement or the Parent Shares or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Except as set forth in the SEC Reports, since August 31, 2013, neither the Parent nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Parent, there is not pending or contemplated, any investigation by the Commission involving the Parent or any current or former director or officer of the Parent. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Parent or any Subsidiary under the Exchange Act or the Securities Act.

          (k)      Labor Relations. No labor dispute exists or, to the knowledge of the Parent, is imminent with respect to any of the employees of the Parent, which could reasonably be expected to result in a Material Adverse Effect. None of the Parent’s employees is a member of a union that relates to such employee’s relationship with the Parent, and the Parent is not a party to a collective bargaining agreement, and the Parent and its Subsidiaries believe that their relationships with their employees are good. To the knowledge of the Parent, no executive officer of the Parent, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Parent any liability with respect to any of the foregoing matters. The Parent is in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (l)      Compliance. The Parent: (i) is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Parent), nor has the Parent received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

          (m)      Regulatory Permits. The Parent possesses all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and the Parent has not received any notice of proceedings relating to the revocation or modification of any Material Permit.

          (n)      Title to Assets. Except as set forth on Schedule 4(n), the Parent has good and marketable title in fee simple to all real property owned by it and good and marketable title in all personal property owned by it that is material to the business of the Parent, in each case free and clear of all liens, except for (i) liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Parent and the Subsidiaries and (ii) liens for the payment of federal, state or other taxes, for which appropriate reserves have been made in accordance with GAAP and, the payment of which is neither delinquent nor subject to penalties.

          (o)      Intellectual Property.

(i)      The term “Intellectual Property Rights” includes:

1.	the name of the Parent, all fictional business names, trading names, registered and unregistered trademarks, service marks, and applications of the Parent (collectively, “Marks'');

2.	all patents, patent applications, and inventions and discoveries that may be patentable of the Parent (collectively, “Patents'');

3.	all copyrights in both published works and published works of the Parent (collectively, “Copyrights”);

4.	all rights in mask works of the Parent (collectively, “Rights in Mask Works''); and

5.

all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints (collectively, “Trade Secrets''); owned, used, or licensed by the Parent as licensee or licensor.

(ii)      Agreements. There are no outstanding and, to Parent’s knowledge, no threatened disputes or disagreements with respect to any agreements relating to any Intellectual Property Rights to which the Parent is a party or by which the Parent is bound.

(iii)      Know-How Necessary for the Business. The Intellectual Property Rights are all those necessary for the operation of the Parent’s businesses as it is currently conducted or as represented, in writing, to the Shareholder to be conducted. The Parent is the owner of all right, title, and interest in and to each of the Intellectual Property Rights, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims, and has the right to use all of the Intellectual Property Rights. To the Parent’s knowledge, no employee of the Parent has entered into any contract that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than of the Parent.

(iv)      Patents. The Parent is the owner of all right, title and interest in and to each of the Patents, free and clear of all liens and other adverse claims. All of the issued Patents are currently in compliance with formal legal requirements (including payment of filing, examination, and maintenance fees and proofs of working or use), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Initial Closing Date. No Patent has been or is now involved in any interference, reissue, reexamination, or opposition proceeding. To the Parent’s knowledge: (1) there is no potentially interfering patent or patent application of any third party, and (2) no Patent is infringed or has been challenged or threatened in any way. To the Parent’s knowledge, none of the products manufactured and sold, nor any process or know-how used, by the Parent infringes or is alleged to infringe any patent or other proprietary right of any other person.

(v)      Trademarks. The Parent is the owner of all right, title, and interest in and to each of the Marks, free and clear of all liens and other adverse claims. All Marks that have been registered with the United States Patent and Trademark Office are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Initial Closing Date. Except as set forth in Schedule 4(o), no Mark has been or is now involved in any opposition, invalidation, or cancellation and, to the Parent’s knowledge, no such action is threatened with respect to any of the Marks. To the Parent’s knowledge: (1) there is no potentially interfering trademark or trademark application of any third party, and (2) no Mark is infringed or has been challenged or threatened in any way. To the Parent’s knowledge, none of the Marks used by the Parent infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

(vi)      Copyrights. The Parent is the owner of all right, title, and interest in and to each of the Copyrights, free and clear of all liens and other adverse claims. All the Copyrights have been registered and are currently in compliance with formal requirements, are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the date of the Initial Closing. No Copyright is infringed or, to the Parent’s knowledge, has been challenged or threatened in any way. To the Parent’s knowledge, none of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party. All works encompassed by the Copyrights have been marked with the proper copyright notice.

(vii)      Trade Secrets. With respect to each Trade Secret, the documentation relating to such Trade Secret is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual. The Parent has taken all reasonable precautions to protect the secrecy, confidentiality, and value of its Trade Secrets. The Parent has good title and an absolute (but not necessarily exclusive) right to use the Trade Secrets. The Trade Secrets are not part of the public knowledge or literature, and, to the Parent’s knowledge, have not been used, divulged, or appropriated either for the benefit of any person (other the Parent) or to the detriment of the Parent. No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

          (p)      Insurance. The Parent is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Parent is engaged, including, but not limited to, directors and officers insurance coverage. The Parent does not have any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

          (q)      Transactions With affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of the Parent, to the knowledge of the Parent, none of the employees of the Parent is presently a party to any transaction with the Parent or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Parent, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $100,000 other than for: (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Parent and (iii) other employee benefits, including stock option agreements under any stock option plan of the Parent except as disclosed on Schedule 4(g), which shall include Behzad Shayanfar’s termination agreement.

          (r)      Sarbanes-Oxley; Internal Accounting Controls. The Parent is in material compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Date. The Parent maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Parent has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Parent and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Parent in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Parent’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Parent and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Parent presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Parent that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Parent.

          (s)      Intentionally omitted.

          (t)      Investment Company. The Parent is not, and is not an affiliate of, and immediately after receipt of payment for the Parent Shares, will not be or be an affiliate of, an “investment company” within the meaning of the Investment Parent Act of 1940, as amended. The Parent shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

          (u)      Registration Rights. No person has any right to cause the Parent to effect the registration under the Securities Act of any securities of the Parent.

          (v)      Reporting Parent/Shell Parent. The Parent is a publicly-held company subject to reporting obligations pursuant to Sections 12(g) and 13 of the Exchange Act. Pursuant to the provisions of the Exchange Act, except as set forth on Schedule 4(v), the Parent has timely filed all reports and other materials required to be filed by the Parent thereunder with the SEC during the preceding twelve months. As of the Closing Date, the Parent is not a “shell company” nor a former “shell company” as those terms are employed in Rule 144 under the Securities Act. The Parent is, and has no reason to believe that it will not in the foreseeable future continue to be in compliance with all such listing and maintenance requirements.

          (w)      Application of Takeover Protections. The Parent and the Board of Directors will have taken as of the Closing Date all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Parent’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Shareholders as a result of the Shareholders and the Parent fulfilling their obligations or exercising their rights under the Agreement, including without limitation as a result of the Parent’s issuance of the Parent Shares and the Shareholders’ ownership of the Parent Shares.

          (x)      Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Agreement, the Parent confirms that neither it nor any other person acting on its behalf has provided any of the Shareholders or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information. The Parent understands and confirms that the Shareholders will rely on the foregoing representation in effecting transactions in securities of the Parent. All of the disclosure furnished by or on behalf of the Parent to the Shareholders regarding the Parent, its businesses and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, when taken together as a whole, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The press releases disseminated by the Parent during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading.

          (y)      No Integrated Offering. Neither the Parent, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Parent Shares to be integrated with prior offerings by the Parent for purposes of: (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions of any Trading the OTCQB.

          (z)      Solvency. Based on the financial condition of the Parent as of the Closing Date, and the Parent’s good faith estimate of the fair market value of its assets, after giving effect to the receipt by the Parent of the proceeds from the sale of the Parent Shares hereunder: (i) the fair saleable value of the Parent’s assets exceeds the amount that will be required to be paid on or in respect of the Parent’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Parent’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Parent, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Parent, together with the proceeds the Parent would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Parent does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Parent has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. Schedule 4(g) sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Parent or any Subsidiary, or for which the Parent or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $100,000 in the aggregate (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Parent’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $100,000 due under leases required to be capitalized in accordance with GAAP. Neither the Parent nor any Subsidiary is in default with respect to any Indebtedness.

          (aa)      Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Parent (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Parent know of no basis for any such claim.

          (bb)      Foreign Corrupt Practices. Neither the Parent nor any agent or other person acting on behalf of the Parent or any Subsidiary, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Parent (or made by any person acting on its behalf of which the Parent is aware) which is in violation of law or (iv) violated in any material respect any provision of FCPA.

          (cc)      Accountants. The Parent’s accounting firm is set forth on Schedule 4(cc) of the Disclosure Schedules. To the knowledge and belief of the Parent, such accounting firm: (i) is a registered public accounting firm as required by the Exchange Act and (ii) shall express its opinion with respect to the financial statements to be included in the Parent’s Annual Report for the fiscal year ending August 31, 2013.

          (dd)      Acknowledgment Regarding Shareholders’ Purchase of Parent Shares. The Parent acknowledges and agrees that each of the Shareholders is acting solely in the capacity of an arm’s length purchaser with respect to the Agreement and the transactions contemplated thereby. The Parent further acknowledges that no Shareholder is acting as a financial advisor or fiduciary of the Parent (or in any similar capacity) with respect to the Agreement and the transactions contemplated thereby and any advice given by any Shareholder or any of their respective representatives or agents in connection with the Agreement and the transactions contemplated thereby is merely incidental to the Shareholders’ purchase of the Parent Shares. The Parent further represents to each Shareholder that the Parent’s decision to enter into this Agreement and the other Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Parent and its representatives.

          (ee)      Intentionally omitted.

          (ff)      Regulation M Compliance. The Parent has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Parent to facilitate the sale or resale of any of the Parent Stock, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Parent Stock, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Parent.

          (gg)      Money Laundering. The operations of the Parent are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Parent or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Parent, threatened.

          (hh)      Stock Option Plans. Each stock option granted by the Parent under the stock option plan was granted (i) in accordance with the terms of such stock option plan and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under any stock option plan has been backdated. The Parent has not knowingly granted, and there is no and has been no Parent policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Parent or financial results or prospects.

          (ii)      Office of Foreign Assets Control. Neither the nor, to the Parent's knowledge, any director, officer, agent, employee or affiliate of the Parent is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

          (jj)      Private Placement. Assuming the accuracy of the Shareholders’ representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Parent Shares by the Parent to the Shareholders as contemplated hereby. The issuance and sale of the Parent Stock hereunder does not contravene the rules and regulations of the OTCQB

           (kk)      No General Solicitation. Neither the Parent nor any person acting on behalf of the Parent has offered or sold any of the Parent Stock by any form of general solicitation or general advertising. The Parent has offered the Parent Stock for sale only to the Shareholders who are accredited investors within the meaning of Rule 501 under the Securities Act.

          (ll)      Indebtedness and Seniority. As of the date hereof, all Indebtedness and liens are as set forth on Schedule 4(g).

          (mm)      Listing and Maintenance Requirements. The Common Stock is quoted on the OTCQB under the symbol IROG.

                    (nn)      Survival. The foregoing representations and warranties shall survive the Closing Date.

ARTICLE V
Deliveries

          SECTION 5.01.      Deliveries of the Shareholders.

                         (a)      Concurrently herewith the Shareholders are delivering to the Parent this Agreement executed by the Shareholders.

                         (b)      At or prior to the Closing, the Shareholders shall deliver to the Parent

(i)

their stock certificates for shares of stock of the Company owned by each along with a stock power endorsed in blank and which shall constitute a limited power of attorney in the Parent or any officer thereof to effectuate any Share transfers as may be required under applicable law, including, without limitation, recording such transfer in the share registry maintained by the Company for such purpose).

          SECTION 5.02.      Deliveries of the Parent.

                         (a)      Concurrently herewith, the Parent is delivering to the Shareholders and to the Company, a copy of this Agreement executed by the Parent.

                         (b)      At or prior to the Closing, the Parent shall deliver to the Company:

(i)

a certificate from the Parent, signed by its Secretary or Assistant Secretary certifying that the attached copies of the Parent Charter, Parent Bylaws and resolutions of the Board of Directors of the Parent approving this Agreement and the transactions contemplated hereunder, are all true, complete and correct and remain in full force and effect;

(ii)	evidence of the resignations of Behzad Shayanfar from all offices each holds with the Parent and as directors of the Parent;

(iii)	evidence of the election of such directors of the Parent as shall have been designated by the Shareholders effective upon the Closing;

(iv)	evidence of the election of such officers of the Parent as shall been designated by the Shareholders effective upon the Closing;

(v)

such pay-off letters and releases relating to liabilities as the Company shall require in order to result in the Company having no liabilities at Closing and such pay-off letters and releases shall be in form and substance satisfactory to the Company; and

(vii)	if requested, the results of UCC, judgment lien and tax lien searches with respect to the Parent, the results of which indicate no liens on the assets of the Parent.

                         (d)      Promptly following the Closing, the Parent shall deliver to the Shareholders, certificates representing the new shares of Parent Stock issued to the Shareholders set forth on Schedule 1.01.

          SECTION 5.03.      Deliveries of the Company.

                         (a)      Concurrently herewith, the Company is delivering to the Parent this Agreement executed the Company.

                         (b)      At or prior to the Closing, the Company shall deliver to the Parent a certificate from the Company, signed by its Secretary or Assistant Secretary certifying that the attached copies of the Company’s Charter Documents and resolutions of the Board of Directors of the Company approving this Agreement and the Transactions, are all true, complete and correct and remain in full force and effect.

ARTICLE VI
Conditions to Closing

          SECTION 6.01. Shareholders and Company Conditions Precedent. The obligations of the Shareholders and the Company to enter into and complete the Closing is subject, at the option of the Shareholders and the Company, to the fulfillment on or prior to the Closing Date of the following conditions.

                         (a)      Representations and Covenants. The representations and warranties of the Parent contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. The Parent shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by the Parent on or prior to the Closing Date. The Parent shall have delivered to the Shareholder and the Company, a certificate, dated the Closing Date, to the foregoing effect.

                         (b)      Litigation. No action, suit or proceeding shall have been threatened or instituted before any court or governmental or regulatory body or instituted or threatened by any governmental or regulatory body to restrain, modify or prevent the carrying out of the Transactions or to seek damages or a discovery order in connection with such Transactions, or which has or may have, in the reasonable opinion of the Company or the Shareholders, a materially adverse effect on the assets, properties, business, operations or condition (financial or otherwise) of the Parent or the Company.

                         (c)      No Material Adverse Change. There shall not have been any occurrence, event, incident, action, failure to act, or transaction since January 1, 2014 which has had or is reasonably likely to cause a Parent Material Adverse Effect.

                         (d)      Post-Closing Capitalization. At, and immediately after, the Closing, the authorized capitalization, and the number of issued and outstanding shares of capital stock of the Parent, on a fully-diluted basis, shall be as described in Section 4.3.

                         (e)      SEC Reports. The Parent shall have filed all reports and other documents required to be filed by Parent under the U.S. federal securities laws through the Closing Date.

                         (f)      OTCQB Quotation. The Parent shall have maintained its status as a Company whose common stock is quoted on the OTCQB and no reason shall exist as to why such status shall not continue immediately following the Closing.

                         (g)      Deliveries. The deliveries specified in Section 5.02 shall have been made by the Parent.

                         (h)      No Suspensions of Trading in Parent Stock; Listing. Trading in the Parent Stock shall not have been suspended by the SEC or any trading market (except for any suspensions of trading of not more than one trading day solely to permit dissemination of material information regarding the Parent) at any time since the date of execution of this Agreement, and the Parent Stock shall have been at all times since such date quoted for trading on a trading market.

                         (i)      Satisfactory Completion of Due Diligence. The Company and the Shareholders shall have completed their legal, accounting and business due diligence of the Parent and the results thereof shall be satisfactory to the Company and the Shareholders in their sole and absolute discretion.

          SECTION 6.02. Parent Conditions Precedent. The obligations of the Parent to enter into and complete the Closing are subject, at the option of the Parent, to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by the Parent in writing.

                          (a)      Representations and Covenants. The representations and warranties of the Shareholders and the Company contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. The Shareholders and the Company shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by the Shareholders and the Company on or prior to the Closing Date. The Company shall have delivered to the Parent, if requested, a certificate, dated the Closing Date, to the foregoing effect.

                          (b)      Litigation. No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body or instituted or threatened by any governmental or regulatory body to restrain, modify or prevent the carrying out of the Transactions or to seek damages or a discovery order in connection with such Transactions, or which has or may have, in the reasonable opinion of the Parent, a materially adverse effect on the assets, properties, business, operations or condition (financial or otherwise) of the Parent.

                         (c)      No Material Adverse Change. Except in connection with the Bridge Financings, there shall not have been any occurrence, event, incident, action, failure to act, or transaction since August 27, 2010 (date of inception) which has had or is reasonably likely to cause a Company Material Adverse Effect.

                         (d)      Deliveries. The deliveries specified in Section 5.01 and Section 5.03 shall have been made by the Shareholders and the Company, respectively.

                         (e)      Post-Closing Capitalization. At, and immediately after, the Closing, the authorized capitalization, and the number of issued and outstanding shares of the Company, on a fully-diluted basis, shall be described in Section 3.2.

                         (f)      Satisfactory Completion of Due Diligence. The Parent shall have completed its legal, accounting and business due diligence of the Company and the results thereof shall be satisfactory to the Parent in its sole and absolute discretion.

ARTICLE VII
Covenants

          SECTION 7.01. Public Announcements. The Parent and the Company will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press releases or other public statements with respect to the Agreement and the Transactions and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchanges.

          SECTION 7.02. Fees and Expenses. All fees and expenses incurred in connection with this Agreement shall be paid by the Party incurring such fees or expenses, whether or not this Agreement is consummated.

          SECTION 7.03. Continued Efforts. Each Party shall use commercially reasonable efforts to (a) take all action reasonably necessary to consummate the Transactions, and (b) take such steps and do such acts as may be necessary to keep all of its representations and warranties true and correct as of the Closing Date with the same effect as if the same had been made, and this Agreement had been dated, as of the Closing Date.

          SECTION 7.04. Exclusivity. Each of the Parent and the Company shall not (and shall not cause or permit any of their affiliates to) engage in any discussions or negotiations with any person or take any action that would be inconsistent with the Transactions and that has the effect of avoiding the Closing contemplated hereby. Each of the Parent and the Company shall notify each other immediately if any person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

          SECTION 7.05. Filing of 8-K. The Parent shall file, no later than one (1) business day following the Closing Date, a current report on Form 8-K and attach as exhibits all relevant agreements with the SEC disclosing the terms of this Agreement and other requisite disclosure regarding the Transactions.

          SECTION 7.06. Access. Each Party shall permit representatives of any other Party to have full access to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to such Party.

          SECTION 7.07. Preservation of Business. From the date of this Agreement until the Closing Date, the Company and the Parent shall operate only in the ordinary and usual course of business consistent with their respective past practices (provided, however, that Parent shall not issue any securities without the prior written consent of the Company), and shall use reasonable commercial efforts to (a) preserve intact their respective business organizations, (b) preserve the good will and advantageous relationships with customers, suppliers, independent contractors, employees and other persons material to the operation of their respective businesses, and (c) not permit any action or omission that would cause any of their respective representations or warranties contained herein to become inaccurate or any of their respective covenants to be breached in any material respect.

ARTICLE VIII
Miscellaneous

          SECTION 8.01. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given upon receipt by the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to the Parent, to:
Ironwood Gold Corp.
123 West Nye Ln, Ste. 129
Carson City, NV 89706
(888) 356-4942

with a copy to:

Jolie Kahn, Esq.
1020 Riverview
Conshohocken, PA 19428
Telephone: (215) 375-6646
Facsimile (866) 705-3071

If to the Company or the Shareholders, to:

DOUG SPRINGFORD, BA, MBA, LLB.
SPRINGFORD & SIMCOE LLP
#8 - 1540 Springhill Drive,
Kamloops, B.C. V2E 2H1
Telephone: (250) 374 - 6601
Facsimile: (250) 828 - 6642
E Mail: doug@springfordlaw.com

          SECTION 8.02.      Amendments; Waivers; No Additional Consideration. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company, Parent and the Shareholders. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any Party to exercise any right hereunder in any manner impair the exercise of any such right.

          SECTION 8.03.      Replacement of Parent Shares. If any certificate or instrument evidencing any Parent Stock is mutilated, lost, stolen or destroyed, the Parent shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefore, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Parent of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Parent Stock. If a replacement certificate or instrument evidencing any Parent Stock is requested due to a mutilation thereof, the Parent may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

          SECTION 8.04.      Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Shareholders, Parent and the Company will be entitled to specific performance under this Agreement. The Parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

          SECTION 8.05.      Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

          SECTION 8.06.      Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that Transactions contemplated hereby are fulfilled to the extent possible.

          SECTION 8.07.      Counterparts; Facsimile Execution. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties. Facsimile or electronic execution and delivery of this Agreement is legal, valid and binding for all purposes.

          SECTION 8.08.      Entire Agreement; Third Party Beneficiaries. This Agreement, taken together with the Company Disclosure Schedule and the Parent Disclosure Schedule, (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the Transactions and (b) are not intended to confer upon any person other than the Parties any rights or remedies.

          SECTION 8.09.      Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without reference to principles of conflicts of laws. Any action or proceeding brought for the purpose of enforcement of any term or provision of this Agreement shall be brought only in the Federal or state courts sitting in New York, New York, and the parties hereby waive any and all rights to trial by jury.

          SECTION 8.10.    Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the Parties without the prior written consent of the other Parties. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

                         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Share Exchange Agreement as of the date first above written.

The Parent:
IRONWOOD GOLD CORP.

By: /s/ Isaac Onn
Name: Isaac Onn
Title: CEO

The Company:
THE WILDERNESS WAY ADVENTURE RESORT INC.

By: /s/Andrew McKinnon
Andrew McKinnon
Title: President

The Shareholders:
/s/ Andrew McKinnon
Andrew McKinnon

Schedule 1.01

Shareholders of The Wilderness Way Adventure Resort Inc.

Number of Shares
	Number of Company	of Parent Stock to
	Shares Being	be Received by
Name of Shareholder	Exchanged	Shareholder
Andrew McKinnon	1	3,600,000,000

WILDERNESS WAY DISCLOSURE SCHEDULES

SCHEDULE 3(F)

CAPITALIZATION TABLE, ALL INDEBTEDNESS, LIENS AND LIABILITIES, OPTION PLAN AND ANY INSIDER TRANSACTIONS

Capitalization:

1 (one) share issued to Andrew McKinnon

Debts, liens and liabilities:

See attached financial statements for the Wilderness Way for the periods ended August 31, 2013 and November 30, 2013 as well as the hereinbelow.

Andrew Loan Schedule

As of August 31, 2013, the amount of $823,720 is owed to the President of the Company which is non-interest bearing, unsecured, and due on demand. During the period ended August 31, 2013, the President made payments on behalf of the Company, advanced cash to the Company, and received payments from the Company in the amounts of $795,473, $98,247, and $70,000, respectively

Also during the period September 1st 2013 through November 30th 2013 Mr. McKinnon advanced the company an additional one hundred sixty nine thousand eight hundred sixty nine Canadian dollars ($169,869.00). These advances bear no interest and are unsecured.

Option plan and insider transactions:

None except as set forth above.

SCHEDULE 3(G)

COPY OF CLOSING 8-K

To be sent under separate cover

SCHEDULE 3(H)

FINANCIAL STATEMENTS FOR AUGUST 31, 2013 AND INTERIM STATEMENTS FOR NOVEMBER 30, 2013

THE WILDERNESS WAY ADVENTURE RESORT INC.
(A Development Stage Company)
Balance Sheet
(Expressed in Canadian dollars)

August 31,
2013
$
ASSETS

Non-trade receivables	20,591

Total current assets	20,591

Property and equipment (Note 3)	908,464

Total assets	929,055

LIABILITIES

Current liabilities
Accounts payable and accrued liabilities	38,316
Accrued interest	96,012

Line of credit	17,696
Current portion of notes payable	48,000
Due to related parties (Note 5)	823,720

Total current liabilities	1,023,744

Notes payable (Note 4)
377,000
Total liabilities
1,400,744
COMMITMENTS AND CONTINGENCIES
-
STOCKHOLDERS’ DEFICIT

Common stock

Authorized: No maximum common shares with no par value

Issued and outstanding: 1 common share	1

Deficit accumulated during the development stage	(471,690)

Total stockholders’ deficit	(471,689)

Total liabilities and stockholders’ deficit	929,055

THE WILDERNESS WAY ADVENTURE RESORT INC.
(A Development Stage Company)
Statement of Operations
(Expressed in Canadian dollars)

Period from
November 14, 2012
(date of inception)
to August 31,
2013
$

Revenue	–

Operating expenses

General and administrative	359,164

Total operating expenses	359,164

Loss from operations	(359,164)

Other expense

Interest expense	(112,526)

Net loss	(471,690)

Net loss per share, basic and diluted	(471,690)

Weighted average share outstanding-basic and diluted	1

THE WILDERNESS WAY ADVENTURE RESORT INC.
(A Development Stage Company)
Statement of Cash Flows
(Expressed in Canadian dollars)

Period from
November 14, 2012
(date of inception)
to August 31,
2013
$
Operating Activities
Net loss for the period	(471,690)
Adjustments to reconcile net loss to net cash used in operating activities:
Expenses paid by related parties	458,157
Changes in operating assets and liabilities:
Non-trade receivables	(20,591)
Accounts payable and accrued liabilities	38,316
Accrued interest	96,012
Net cash provided by operating activities	100,204
Investing Activities
Payments for construction of fixed assets	(121,147)
Net cash used in investing activities	(121,147)
Financing Activities
Proceeds from a related parties	98,247
Proceeds from line of credit	17,696
Payments on notes payable	(25,000)
Payments to related parties	(70,000)
Net cash provided by financing activities	20,943
Increase in cash	–
Cash, beginning of period	–
Cash, end of period	–

Supplemental disclosure of non-cash investing and financing activities

Founder’s share issued	1
Payments for fixed assets by related party	337,316
Notes payable issued for the purchase of land	450,000

Supplemental Disclosures

Interest paid	–
Income tax paid	–

(The accompanying notes are an integral part of these financial statements)
F-31

THE WILDERNESS WAY ADVENTURE RESORT INC.
(A Development Stage Company)
Statement of Stockholders’ Deficit
From November 14, 2012 (Date of Inception) to August 31, 2013
(Expressed in Canadian dollars)

	Common Stock		Accumulated
			Deficit in the
			Development
	Shares	Par Value	Stage	Total
		$	$	$

Balance – November 14, 2012 (Date of Inception)	–	–	–	–

Issuance of founder’s share	1	1	–	1
Net loss for the period	–	–	(471,690)	(471,690)
Balance – August 31, 2013	1	1	(471,690)	(471,689)

(The accompanying notes are an integral part of these financial statements)

F-32

THE WILDERNESS WAY ADVENTURE RESORT INC.
NOTES TO FINANCIAL STATEMENTS

1.	Nature of Operations and Continuance of Business

The Wilderness Way Adventure Resort Inc. (the “Company”) was incorporated in the province of British Columbia on November 14, 2012. The Company is a Development Stage Company, as defined by Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 915, Development Stage Entities. The company is in the business of providing learning programs for adventure activities. The Company’s objective is to emerge as a leader in the Adventure Tourism or Corporate Training Industry.

These financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. During the period ended August 31, 2013, the Company has a working capital deficit of $979,153 and an accumulated deficit of $471,690. The continuation of the Company as a going concern is dependent upon the continued financial support from its management, and its ability to identify future investment opportunities and obtain the necessary debt or equity financing, and generating profitable operations from the Company’s future operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2.	Summary of Significant Accounting Policies

	a)	Basis of Presentation and Principles of Consolidation

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”) and are expressed in Canadian dollars. The Company’s fiscal year end is August 31.

	b)	Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

	c)	Cash and cash equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents. As at August 31, 2013, the Company had no cash equivalents.

	d)	Basic and Diluted Net Loss per Share

The Company computes net loss per share in accordance with ASC 260, Earnings per Share. ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. As of August 31, 2013, the Company had no potentially dilutive shares.

e)	Property and Equipment

Property and equipment are stated at cost. The Company depreciates the cost of property and equipment over their estimated useful lives at the following annual rates:

Land		Non-depreciable
Building	5%	Declining balance basis
Furniture and equipment	20%	Declining balance basis
Leasehold improvements	5 years	Straight-line

As of August 31, 2013, no depreciation expense has been recorded as no assets were ready for their intended use.

f)	Impairment of Long-lived Assets

In accordance with ASC 360, “Property, Plant, and Equipment”, the Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life. Recoverability is assessed based on the carrying amount of the asset and its fair value which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized when the carrying amount exceeds fair value. As of August 31, 2013, no impairment loss has been recognized.

g)	Financial Instruments

Pursuant to ASC 820, Fair Value Measurements and Disclosures, an entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, bank indebtedness, accounts payable and accrued liabilities, and amounts due to related parties. Pursuant to ASC 820, the fair value of our cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. We believe that the recorded values of all of our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

	h)	Foreign Currency

The Company’s functional and reporting currency is the Canadian dollar. Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Gains and losses arising from the settlement of foreign currency denominated transactions or balances are included in the determination of income.

The Company has not, to the date of these financial statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

	i)	Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted ASC 740 “Accounting for Income Taxes” as of its inception. Pursuant to ASC 740, the Company is required to compute tax asset benefits for net operating losses carried forward. The potential benefits of net operating losses have not been recognized in this financial statement because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

	j)	Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

3.	Non-trade Receivables

In Canada, payments made to vendors include a goods and services tax (GST) and a harmonized sales tax (HST). The Company pays this tax as part of the goods or services acquired, and then files a tax return with the Canada Revenue Agency to recover this tax paid. For the period ended August 31, 2013, the Company had $20,591 receivable from the Canada Revenue Agency, for this related tax.

4.	Property and Equipment

		Accumulated
		Depreciation/	Net Carrying
		Amortization	Value
			August 31,
	Cost		2013
	$	$	$
Land	450,000	-	450,000
Building	408,004	-	408,004
Furniture and equipment	13,100	-	13,100
Leasehold improvements	37,360	-	37,360
	908,464	-	908,464

All amounts paid above were related to the construction of buildings that will be used for tourists or corporate retreats. As of August 31, 2013, no assets were ready for their intended purpose. As such, no depreciation expense was recorded.

4.	Notes payable

On January 5, 2012, the Company entered into an agreement for sale with a non-related party to purchase the lands (120 acres in Ashcroft, British Columbia) for the price of $450,000. The Company agreed to pay $25,000 (paid) upon the execution of this agreement. Pursuant to the terms of the agreement, the Company agreed to make annual payment of $24,000 on each of the anniversary of the agreement date commencing on January 5, 2013 until the balance is paid in full. As of August 31, 2013, the amount of $425,000 is owed to the creditor. The balance owing bears an 8% interest calculated semi-annually. Interest expense and accrued interest for the period ended and as of August 31, 2013 was $112,526 and $96,012, respectively. The Company is currently in default with this loan agreement.

The Company has a line of credit arrangement with a bank for up to $25,000. This line of credit has an annual interest rate of 5%.

5.	Related Party Transactions

As of August 31, 2013, the amount of $823,720 is owed to the President of the Company which is non-interest bearing, unsecured, and due on demand. During the period ended August 31, 2013, the President made payments on behalf of the Company, advanced cash to the Company, and received payments from the Company in the amounts of $795,473, $98,247, and $70,000, respectively.

6.	Common Shares

On November 14, 2012, the Company issued one founders share for $1. The rights and restrictions of the Company’s common shares are summarized as follows:

CLASS	A	B	C	D	E
Dividend	Participating	Participating	Conditionally Participating	Conditionally Participating	Conditionally Participating
Voting Rights	Voting	Non-Voting	Non-Voting	Non-Voting	Non-Voting
Liquidation Entitlement	3rd	3rd	1st	2nd	2nd
Redeemable	No	No	Yes	Yes	Yes
Retractable	No	No	Yes	Yes	Yes
Redemption	N/A	N/A	Set by Directors	$100 per share	$100 per share

7.	Income Taxes

The Company has $471,690 of net operating losses carried forward to offset taxable income in future years which expire commencing in fiscal 2033. The tax effect (computed by applying the Canadian federal and provincial statutory rate) of the significant temporary differences, which comprise deferred tax assets and liabilities, are as follows:

August 31,
2013
$
Net loss before taxes	(471,690)
Canadian statutory income tax rate	25.42%

Computed expected tax recovery	(119,888)
Permanent differences and other	39
Change in enacted tax rates	(2,751)
Valuation allowance	122,600
Income tax provision	–

The significant components of deferred income tax assets and liabilities are as follows:

August 31,
2013
$
Deferred income tax assets
Non-capital losses carried forward	122,639
Property and equipment	(39)
Total deferred income tax assets	122,600
Valuation allowance	(122,600)
Net deferred income tax asset	–

As at August 31, 2013, the Company has non-capital losses carried forward of $471,690, which are available to offset deferred years’ taxable income until the year 2033.

8.	Subsequent events

In accordance with ASC 855, we have evaluated subsequent events through February 17, 2014, which is the date the financial statements were available to be issued, and did not have any material recognizable subsequent events, other than as disclosed below.

The company entered into a loan agreement with Alpha Capital Anstalt on October 28, 2013, for $100,000. This loan carries a personal guarantee by the CEO, Andrew McKinnon, an interest rate of 10% per annum (18% per annum default interest rate), and has a maturity date of December 27, 2013. The Company is currently in default on this loan agreement.

The company entered into a loan agreement with Alpha Capital Anstalt on January 17 2014, for $75,000. This loan carries a personal guarantee by the CEO, Andrew McKinnon, an interest rate of 10% per annum (18% per annum default interest rate), and has a maturity date of December 27, 2013. The Company is currently in default on this loan agreement.

The company entered into a loan agreements with Alpha Capital Anstalt on February 3, 2014, for $75,000. This loan carries a personal guarantee by the CEO, Andrew McKinnon, an interest rate of 10% per annum (18% per annum default interest rate), and has a maturity date of February 3, 2014. The Company is currently in default on this loan agreement.

During the period September 1, 2013 through February 17, 2014, Mr. McKinnon advanced $169,869 to the Company. These advances bear no interest and are unsecured.

THE WILDERNESS WAY ADVENTURE RESORT INC.
(A Development Stage Company)
CONDENSED BALANCE SHEETS
(Expressed in Canadian dollars)

	November 30,	August 31,
	2013	2013
	(Unaudited)
ASSETS

CURRENT ASSETS
Cash	$26,635	$-
Non-trade receivables	24,573	20,591
Total Current Assets	51,208	20,591

Property and equipment	982,025	908,464

TOTAL ASSETS	$1,033,233	$929,055

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$11,064	$38,316
Accrued interest	109,369	96,012
Line of credit	-	17,696
Current portion of notes payable	48,000	24,000
Due to related parties	934,577	823,720
Total current liabilities	1,103,010	999,744

Notes payable	483,141	401,000

TOTAL LIABILITIES	1,586,151	1,400,744

STOCKHOLDERS’ DEFICIT
Common stock, no maximum common shares with no par value
Issued and outstanding
1 common share (August 31, 2013 – 1)	1	1
Deficit accumulated during development stage	(552,919)	(471,690)

TOTAL STOCKHOLDERS’ DEFICIT	(552,918)	(471,689)

TOTAL LIABILITIES & STOCK HOLDERS’ DEFICIT	$1,033,233	$929,055

The accompanying notes are an integral part of these condensed financial statements.

THE WILDERNESS WAY ADVENTURE RESORT INC.
(A Development Stage Company)
CONDENSED STATEMENTS OF OPERATIONS
(Expressed in Canadian dollars)
(Unaudited)

	Three	November
	months	14, 2012	November 14,
	ended	(inception) to	2012 (inception)
	November	November	to November 30,
	30, 2013	30, 2012	2013

REVENUE	$-	$-	$-

GENERAL AND ADMINISTRATIVE EXPENSES	57,214	108,960	416,378

TOTAL OPERATING EXPENSES	57,214	108,960	416,378

LOSS FROM OPERATIONS	(57,214)	(108,960)	(416,378)

OTHER EXPENSE
Foreign currency transaction (loss)	(6,141)	-	(6,141)
Interest Expense	(17,874)	(75,212)	(130,400)

NET LOSS FOR THE PERIOD	$(81,229)	$(184,172)	$(552,919)

BASIC AND DILUTED LOSS PER COMMON SHARE	$(81,229)	$(184,172)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING -BASIC AND DILUTED	1	1

The accompanying notes are an integral part of these condensed financial statements

THE WILDERNESS WAY ADVENTURE RESORT INC.
(A Development Stage Company)
CONDENSED STATEMENTS OF CASH FLOWS
(Expressed in Canadian dollars)
(Unaudited)

		Period from
		November 14,	November 14,
	Three months	2012	2012
	ended	(inception) to	(Inception) to
	November 30,	November 30,	November 30,
	2013	2012	2013

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$(81,229)	$(184,172)	$(552,919)
Adjustments to reconcile net loss to net cash used in operating activities:
Expenses paid by related parties	11,365	130,613	344,735
Foreign currency transaction loss	6,141	-	6,141
Changes in operating assets and liabilities:
Non-trade receivables	(3,982)	(13,267)	(24,573)
Accounts payable and accrued liabilities	(27,252)	15,957	14,704
Accrued interest	13,357	75,212	109,369

NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES	(81,600)	24,343	(102,543)

CASH FLOWS FROM INVESTING ACTIVITIES
Payments for construction of fixed assets	(73,561)	-	(73,561)

NET CASH USED IN INVESTING ACTIVITIES	(73,561)	-	(73,561)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments to related parties	(62,613)	-	(132,613)
Proceeds from related parties	162,105		260,352
Proceeds from line of credit	(17,696)	-	-
Proceeds from notes payable	100,000	657	100,000
Payments on notes payable	-	(25,000)	(25,000)

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	181,796	(24,343)	202,739

NET INCREASE IN CASH	26,635	-	26,635

CASH, BEGINNING	-	-	-

CASH, ENDING	$26,635	$-	$26,635

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

Founder’s shares issued	$-	$1	$1
Payments for fixed assets by related party	$-	$157,478	$458,463
Notes payable issued for the purchase of land	$-	$450,000	$450,000

SUPPLEMENTAL DISCLOSURES:

Cash paid during the period for:
Interest	$-	$-	$-
Income taxes	$-	$-	$-

The accompanying notes are an integral part of these condensed financial statements.

THE WILDERNESS WAY ADVENTURE RESORT INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

The Wilderness Way Adventure Resort Inc. (the “Company”) was incorporated in the province of British Columbia on November 14, 2012. The Company is a Development Stage Company, as defined by Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 915, Development Stage Entities. The company is in the business of providing learning programs for adventure activities. The Company’s objective is to emerge as a leader in the Adventure Tourism or Corporate Training Industry.

These financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. During the period ended November 30, 2013, the Company has a working capital deficit of $1,051,802 and an accumulated deficit of $552,919. The continuation of the Company as a going concern is dependent upon the continued financial support from its management, and its ability to identify future investment opportunities and obtain the necessary debt or equity financing, and generating profitable operations from the Company’s future operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Basis of presentation – Unaudited Financial Statements

The accompanying unaudited financial statements have been prepared in accordance with U.S. generally accepted accounting principles for financial information and with the instructions to Form 10-Q. They do not include all information and footnotes required by United States generally accepted accounting principles for complete financial statements. However, except as disclosed herein, there has been no material changes in the information disclosed in the notes to the financial statements for the year ended August 31, 2013. The unaudited financial statements should be read in conjunction with the audited financial statements for the year ended August 31, 2013. In the opinion of Management, all adjustments considered necessary for a fair presentation, consisting solely of normal recurring adjustments, have been made. Operating results for the three months ended November 30, 2013 are not necessarily indicative of the results that may be expected for the year ending August 31, 2014.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

k)	Basis of Presentation and Principles of Consolidation

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”) and are expressed in Canadian dollars. The Company’s fiscal year end is August 31.

l)	Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

m)	Cash and cash equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents. As of November 30, 2013, the Company had no cash equivalents.

n)	Basic and Diluted Net Loss per Share

The Company computes net loss per share in accordance with ASC 260, Earnings per Share. ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. As of November 30, 2013, the Company had no potentially dilutive shares.

o)	Property and Equipment

Property and equipment are stated at cost. The Company depreciates the cost of property and equipment over their estimated useful lives at the following annual rates:

Land		Non-depreciable
Building	5%	Declining balance basis
Furniture and equipment	20%	Declining balance basis
Leasehold improvements	5 years	Straight-line

As of November 30, 2013, no depreciation expense has been recorded as no assets were ready for their intended use.

p)	Impairment of Long-lived Assets

In accordance with ASC 360, “Property, Plant, and Equipment”, the Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life. Recoverability is assessed based on the carrying amount of the asset and its fair value which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized when the carrying amount exceeds fair value. As of November 30, 2013, no impairment loss has been recognized.

q)	Financial Instruments

Pursuant to ASC 820, Fair Value Measurements and Disclosures, an entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, bank indebtedness, accounts payable and accrued liabilities, and amounts due to related parties. Pursuant to ASC 820, the fair value of our cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. We believe that the recorded values of all of our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

r)	Foreign Currency

The Company’s functional and reporting currency is the Canadian dollar. Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Gains and losses arising from the settlement of foreign currency denominated transactions or balances are included in the determination of income.

The Company has not, to the date of these financial statements, entered into derivative instruments to offset the impact of foreign currency fluctuations

s)	Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted ASC 740 “Accounting for Income Taxes” as of its inception. Pursuant to ASC 740, the Company is required to compute tax asset benefits for net operating losses carried forward. The potential benefits of net operating losses have not been recognized in this financial statement because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

t)	Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

5.	Non-trade Receivables

In Canada, payments made to vendors include a goods and services tax (GST) and a harmonized sales tax (HST). The Company pays this tax as part of the goods or services acquired, and then files a tax return with the Canada Revenue Agency to recover this tax paid. For the periods ended November 30 and August 31, 2013, respectively, the Company had $24,573 and $20,591 of GST receivable from the Canada Revenue Agency, related to this tax.

Property and Equipment		Additions
		during the three		Net Carrying
		months ended	Accumulated	Value
		November 30,	Depreciation/	November 30,
	Cost	2013	Amortization	2013
	$	$	$	$
Land	450,000	-	-	450,000
Building	408,004	46,056	-	454,060
Furniture and equipment	13,100	899	-	13,999
Leasehold improvements	37,360	26,606	-	63,966
	908,464	73,561	-	982,025

All amounts paid above were related to the construction of buildings that will be used for tourists or corporate retreats. As of November 30, 2013, no assets were ready for their intended purpose. As such, no depreciation expense was recorded.

5.	Notes Payable

On January 5, 2012, the Company entered into an agreement for sale with a non-related party to purchase the lands (120 acres in Ashcroft, British Columbia) for the price of $450,000. The Company agreed to pay $25,000 (paid) upon the execution of this agreement. Pursuant to the terms of the agreement, the Company agreed to make annual payments of $24,000 on each of the anniversary of the agreement date commencing on January 5, 2013 until the balance is paid in full. As of November 30, 2013, the amount of $425,000 is owed to the creditor. The balance owing bears an 8% interest calculated semi-annually. Interest expense and accrued interest for the period ended and as of November 30, 2013 was $16,953 and $108,448, respectively. The Company is currently in default on this loan agreement.

The Company has a line of credit arrangement with a bank for up to $25,000. This line of credit has an annual interest rate of 5%. As of August 31, 2013, there was $17,696 outstanding under this line of credit. During the three months ended November 30, 2013, the line of credit was paid down to a $0 balance as of November 30, 2013.

On October 28, 2013, the Company received $100,000 by issuing a note payable to a third party. The maturity date of this note was December 27, 2013, with an annual interest rate of 10% and default annual interest rate of 18%. Interest expense and accrued interest for the period ended and as of November 30, 2013 was $921. The Company is currently in default with this loan agreement, and has begun accruing interest at 18% per annum.

6.	Related Party Transactions

As of November 30, 2013, the amount of $934,577 is owed to the President of the Company which is non- interest bearing, unsecured, and due on demand. During the period ended November 30, 2013, the President made payments on behalf of the Company, advanced cash to the Company, and received payments from the Company in the amounts of $11,365, $162,105, and $62,613, respectively. During the period ended November 30, 2012, the President made payments on behalf of the Company, advanced cash to the Company, and received payments from the Company in the amounts of $288,901, $-0-, and $-0-, respectively

7.	Common Shares

On November 14, 2012, the Company issued one founders share for cash proceeds of $1. The rights and restrictions of the Company’s common shares are summarized as follows:

CLASS	A	B	C	D	E

Dividend	Participating	Participating	Conditionally	Conditionally	Conditionally
			Participating	Participating	Participating
Voting Rights	Voting	Non-Voting	Non-Voting	Non-Voting	Non-Voting
Liquidation Entitlement	3rd	3rd	1st	2nd	2nd
Redeemable	No	No	Yes	Yes	Yes
Retractable	No	No	Yes	Yes	Yes
Redemption	N/A	N/A	Set by Directors	$100 per share	$100 per share

8.	Subsequent events

In accordance with ASC 855, we have evaluated subsequent events through February 17, 2014, which is the date the financial statements were available to be issued, and did not have any material recognizable subsequent events, other than as disclosed below.

The company entered into a loan agreement with Alpha Capital Anstalt on October 28, 2013, for $100,000. This loan carries a personal guarantee by the CEO, Andrew McKinnon, an interest rate of 10% per annum (18% per annum default interest rate), and has a maturity date of December 27, 2013. The Company is currently in default on this loan agreement.

The company entered into a loan agreement with Alpha Capital Anstalt on January 17 2014, for $75,000. This loan carries a personal guarantee by the CEO, Andrew McKinnon, an interest rate of 10% per annum (18% per annum default interest rate), and has a maturity date of December 27, 2013. The Company is currently in default on this loan agreement.

The company entered into a loan agreements with Alpha Capital Anstalt on February 3, 2014, for $75,000. This loan carries a personal guarantee by the CEO, Andrew McKinnon, an interest rate of 10% per annum (18% per annum default interest rate), and has a maturity date of February 3, 2014. The Company is currently in default on this loan agreement.

During the period September 1st 2013 through February 17, 2014, Mr. McKinnon advanced $169,869 to the Company. These advances bear no interest and are unsecured.

SCHEDULE 3(M) EXCEPTIONS TO TITLE TO ASSETS

See financial statements attached hereto for periods ended August 31, 2013 and November 30, 2013

SCHEDULE 3(O)
INTELLECTUAL PROPERTY

NONE

SCHEDULE 3(U)

BROKERS FEES

None.

SCHEDULE 3(Z)
INDEBTEDNESS AND LIENS

SEE SCHEDULE 3(F)

SCHEDULE 3(CC)

AUDITOR

SADLER GIBB

SCHEDULE 3(LL)

INDEBTEDNESS AND LIENS

SEE SCHEDULE 3(F)

PARENT DISCLOSURE SCHEDULES

SCHEDULE 4(G)

CAPITALIZATION AND ALL INDEBTEDNESS, LIENS AND LIABILITIES AND OPTION PLAN AND INSIDER TRANSACTIONS

CAPITALIZATION TABLE – PRE MONEY – FULLY DILUTED – SHARES, OPTIONS AND WARRANTS

Pre reverse split 400:1

SHAREHOLDERS	# of shares pre PIPE	Total	% of company pre PIPE	Post PIPE excluding warrants and options	Post PIPE excluding warrants and options
Pubco (as of 3/13/14)	38,389,201		2.2% combined
American Assay Lab (to be issued prior to closing)	2,231,800
Robert Reukl (to be issued prior to closing)	6,000,000
Edison Investment Research (to be issued prior to closing)	5,568,000
Peter E. Walcott & Assc	26,758,592
DR Financial (to be issued post closing)	12,000,000
TWW (150,000,000 shares at closing)	3,600,000,000		90%		58%
Alpha	310,042,800		7.75%
Sub Total	4,000,990,393	4,000,990,393	100%	4,000,990,393

Convertible PIPE up to $1,000,000 @$0.18 (post reverse price)	2,222,222,400			2,222,222,400	35.7%
Warrants for PIPE @$.22 (post reverse price)	2,222,222,400
Options for Management	400,000,000
Sub Total	4,844,444,800	4,844,444,800
Total		8,845,435,193		6,223,212,793	100%

Schedule 3.1(i)
Non-disclosed Events

None.

Schedule 3.1(n)
Exception to title to assets

See Schedule 3.1(z)

Schedule 3.1(o)
Marks

None

Schedule 3.1(s)
Fees

$25,000 to counsel for the Purchasers

Schedule 3.1(v)
Unfiled reports

None.

Schedule 3.1(z)
Indebtedness

ACCOUNTS PAYABLE		NOTES PAYABLE
August 31, 2012	TOTAL					Balance	Balance	Balance
American Assay Laboratories	11,159	Note Holder	Origination Date	Maturity Date	Interest Rate	August 31, 2011	August 31, 2012	August 31, 2013
Brian R. Bond, Geologist	16,976	Alpha Capital Anstalt - Principal	08/16 /11	11/1 6/12	10. 00%	550,000	650,000	700,000
Carlin Trend Mining Supplies and Service	360	Alpha Capital Anstalt - Interest				2,260	-	143,036

DR Financial Services	40,000
Edison Investment Research Ltd.	27,840	Asher Enterprises - Principal	09/10 /12	06/1 2/13	8.0 0%	-	-	39,800
Greenberg Traurig	50,901	Asher Enterprises - Interest				-	-	5,775

Holladay Stock Transfer Inc.	595

Kingsmere Mining Ltd	20,000	Asher Enterprises - Principal	11/19 /12	08/2 1/13	8.00%	-	-	29,000
Madsen & Associates, CPA's Inc	2,075	Asher Enterprises - Interest				-	-	1,297

Marketwire	435
		Asher
Peter E. Walcott & Associates Limited	92,271	Enterprises - Principal	03/07 /13	12/1 1/13	8.00%	-	-	32,500
Quesnel Bros. Diamond Drilling Ltd.	46,729	Asher Enterprises - Interest				-	-	1,874

Randi Sinclair	164
Red Oak Communications, Inc	15,861	Asher Enterprises - Principal	07/16 /13	04/1 8/14	8.00%	-	-	7,000
RJ Reukl Geological Services	22,000	Asher Enterprises - Interest				-	-	71

Snowden Mining Industry Consultants	16,337					552,260	650,000	960,353

Vintage Filings	7,008
Weintraub Genshlea Chediak	9,585

Total	465,695

August 31, 2013	TOTAL

American Assay Laboratories	11,159

Brian R. Bond, Geologist	16,976
Carlin Trend Mining Supplies and Service	360

DR Financial Services	100,000

Edison Investment Research Ltd.	27,8 0
Greenberg Traurig

84,782
Holladay Stock Transfer Inc.	2,835

Kingsmere Mining Ltd	20,000

Marketwire	36

Newsfile Corp.	3,407

Peter E. Walcott & Associates Limited	137,945
Quesnel Bros. Diamond Drilling Ltd.	46,729

Randi Sinclair	164
Red Oak Communications, Inc	664

RJ Reukl Geological Services	22,000

Sadler Gibb & Associates LLC	12,000

Snowden Mining Industry Consultants	97,472

Vintage Filings	6,781
Weintraub Genshlea Chediak	9,585

Total	767,258

November 30, 2013	TOTAL
American Assay Laboratories	216,246
Brian R. Bond, Geologist
Carlin Trend Mining Supplies and Service	360

DR Financial Services	115,000

Edison Investment Research Ltd.

Greenberg Traurig	84,680
Holladay Stock Transfer Inc.

Kingsmere Mining Ltd	20,000

Marketwire	36
Newsfile Corp.
Peter E. Walcott & Associates Limited
Quesnel Bros. Diamond Drilling Ltd.	46,729

Randi Sinclair	164
Red Oak Communications, Inc	664
RJ Reukl Geological Services Sadler Gibb & Associates LLC

Snowden Mining Industry Consultants	97,472

Vintage Filings	6,781

Weintraub Genshlea Chediak	9,585

Total	597,717

SCHEDULE 4(I)

ANY ACCOUNTING DISCLOSURES SINCE NOVEMBER 30, 2013

none

SCHEDULE 4(O)

EXCEPTIONS TO TITLE TO ASSETS

See IROG SEC filings.

SCHEDULE 4(P)

INTELLECTUAL PROPERTY

None.

SCHEDULE 4(V)

BROKERS FEES

None.

SCHEDULE 4(W)

EXCEPTIONS TO SEC REPORTS

None.

SCHEDULE 4(AA)

INDEBTEDNESS AND LIABILITIES

SEE SCHEDULE 4(G)

SCHEDULE 4(DD)

AUDITOR

SADLER GIBB AND ASSOCIATES

SCHEDULE 4(MM)

INDEBTEDNESS AND LIENS

SEE SCHEDULE 4(G)